                                                                   Exhibit 99.1

Contact:
Rob Mills
CFO
Knology Broadband, Inc.
706-645-8970
rob.mills@knology.com
---------------------

       KNOLOGY REPORTS POSITIVE EBITDA FOR 2001 WITH SIGNIFICANT GROWTH IN
                            CONNECTIONS AND REVENUE

WEST POINT, Ga.-(March 11, 2002)--Knology, Inc. ("Knology") and Knology Broadband, Inc., a wholly owned subsidiary of Knology, announced strong 2001 results, including significant growth in connections and revenue for the year and the fourth quarter 2001. In addition, Knology reported positive EBITDA of $398,000 for the year and $2,114,000 for the fourth quarter.

Knology reported 238,942 total connections and 423,201 marketable passings at year end. During 2001 total on-net connections grew 60,617, or 35%, with on-net telephone connections growing 48% to 81,901 and high-speed internet connections growing 119% to 32,573. Revenues for 2001 were $106,189,000, an increase of $23,616,000, or 29%, compared to 2000. Operating expenses increased 18% to $105,791,000 in 2001 compared to the prior year. Net loss was $(90,373,000) in 2001 compared to $(100,896,000) in 2000. Earnings (loss) before interest, taxes, depreciation and amortization was $398,000 in 2001 compared to $(7,162,000) in 2000.

Knology added 16,817 on-net connections during the fourth quarter 2001, representing a 99% increase compared to the same period last year and a 12% increase compared to the third quarter 2001. Revenues for the fourth quarter 2001 were $29,835,000, up $2,439,000, or 9%, compared to the third quarter 2001 and up $7,141,000, or 31%, compared to the fourth quarter 2000. Net loss was $(28,017,000) during the fourth quarter 2001 compared to $(1,565,000) during the previous quarter and $(28,490,000) during the fourth quarter 2000. Earnings
(loss) before interest, taxes, depreciation and amortization was $2,114,000 for the fourth quarter 2001 versus $728,000 for the third quarter 2001 and $(1,853,000) for the fourth quarter 2000.

During the fourth quarter, Knology, through a wholly owned subsidiary, repurchased $5,706,000 face amount of the Knology Broadband 11-7/8% Senior Discount Notes due 2007, bringing the total face amount of bonds repurchased during 2001 to $64,206,000. Knology recorded an extraordinary gain of $31,875,000 in 2001 related to the bond repurchase transactions.

Rodger Johnson, President and CEO, stated, "We are very pleased with our operational performance during 2001. We experienced exceptional growth in connections and revenues while controlling our operating expenses. This performance allowed us to attain positive EBITDA at the consolidated level which is significant for our business going into 2002. While our operating results have been very favorable throughout 2001, we have concerns with our

Knology Broadband business regarding the amount of leverage on the balance sheet. With this challenge in mind, we have recently engaged Credit Suisse First Boston Corporation to advise us on alternatives to improve the current capital structure."

Knology Broadband reported 202,980 total connections and 406,766 marketable passings at year end. During 2001 total on-net connections grew 57,975, or 40%, with on-net telephone connections growing 80% to 57,501 and high-speed internet connections growing 118% to 31,034. Revenues for 2001 were $81,522,000, an increase of $21,907,000, or 37%, compared to 2000. Operating expenses increased 18% to $88,890,000 in 2001 compared to the prior year. Net loss was $(122,892,000) in 2001 compared to $(104,515,000) in 2000. Earnings (loss)
before interest, taxes, depreciation and amortization was $(7,368,000) in 2001 compared to $(15,776,000) in 2000.

Knology Broadband added 15,456 on-net connections during the fourth quarter 2001, representing an 88% increase compared to the same period last year and a 5% increase compared to the third quarter 2001. Revenues for the fourth quarter 2001 were $23,078,000, up $1,860,000, or 9%, compared to the third quarter 2001 and up $6,537,000 or 40%, compared to the fourth quarter 2000. Net loss was $(31,215,000) during the fourth quarter 2001 compared to $(30,855,000) during the previous quarter and $(28,787,000) during the fourth quarter 2000. Earnings
(loss) before interest, taxes, depreciation and amortization was $(390,000) for the fourth quarter 2001 versus $(1,095,000) for the third quarter 2001 and $(4,144,000) for the fourth quarter 2000.

As of January 1, 2002, Knology Broadband reduced its $50,000,000 Wachovia Credit Facility to $22,750,000, of which $15,465,000 is currently available and drawn. In January 2002, Knology Broadband also entered into a secured intercompany credit facility with Knology, Inc. The secured intercompany credit facility is intended to provide a mechanism for any funding Knology chooses to advance to Knology Broadband; however, the facility does not represent a present commitment from Knology to fund any future cash needs of Knology Broadband. The intercompany credit facility is secured by substantially all of the assets of Knology Broadband and is subordinate to the Wachovia Credit Facility.

A conference call will be held Tuesday, March 12, at 10:00 am Eastern Time with Rodger Johnson, President and CEO, and Rob Mills, Chief Financial Officer, to discuss fourth quarter and year end financial results. A live audio webcast of the call may be heard at www.knology.com. Following the conclusion of the call,
                         ---------------
a replay will be available through midnight Friday, March 15, by dialing 1-800-642-1687. ID number is 3164764. An audio webcast replay will also be available at www.knology.com.
             ---------------

Knology, headquartered in West Point, Georgia, is a leading provider of interactive voice, video and data services in the Southeast. Knology's interactive broadband networks are some of the most technologically advanced in the country. Knology provides residential and business customers over 200 channels of digital cable TV, local and long distance digital telephone service featuring the latest enhanced voice messaging services, and high speed Internet service, which enables consumers to download video, audio and graphic files at fast speeds via a cable modem. Knology was initially formed in 1995 by ITC Holding Company, Inc., a telecommunications holding company in West Point, Georgia. For more information, please visit our Web Site at www.knology.com.
                                                            ---------------

This press release includes "forward-looking" statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Important factors that either individually or in the aggregate could cause actual results to differ materially from those expressed include, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments impacting our industry and markets, (4) that needed financing will not be available if and as needed, (5) that a significant change in the growth rate of the overall U.S. economy will occur such that consumer and corporate spending are materially impacted, and (6) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2000, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein.


                                                                  Knology, Inc.
                                                                Operating Results
                                                            As of the Quarters Ending

                                       --------------------------------------------------------------------
                                                                                                  Same
                                                                                 Sequential     Quarter
                                         Dec 31,       Sept 30,      Dec 31,      Quarter      Prior Year
                                           2000          2001         2001         Change        Change
                                       ------------- ------------- ------------ ------------- -------------

Marketable Homes Passed                     380,027       412,060      423,201       3%           11%

Connections
     Video                                  101,872       113,738      118,224       4%           16%
     Telephone
          On-Net                             55,311        74,633       81,901      10%           48%
          Off-Net*                            7,142         6,279        6,244
                                            -------       -------      -------
               Total Telephone               62,453        80,912       88,145       9%           41%
     High Speed Internet                     14,898        27,510       32,573      18%           119%
                                            -------       -------      -------

Total On-net Connections                    172,081       215,881      232,698       8%           35%
Total Connections                           179,223       222,160      238,942       8%           33%
                                       ------------- ------------- ------------ ------------- -------------



                                                              Knology, Inc.
                                                           Financial Results
                                                                $(000's)

                             ------------------------------------------------------------------------------
                                              Quarter Ended                          Year Ended
                             ---------------------------------------------   ------------------------------
                                  Dec 31,        Sept 30,        Dec 31,         Dec 31,         Dec 31,
                                    2000           2001           2001            2000            2001
                             ---------------  -------------   ------------   ---------------  -------------

Revenue                            $ 22,694        $27,396       $ 29,835        $  82,573        $106,189

Operating Expenses**               $ 24,547        $26,668       $ 27,721        $  89,735        $105,791

Net Loss                           $(28,490)       $(1,565)      $(28,017)       $(100,896)       $(90,373)

EBITDA                             $ (1,853)       $   728       $  2,114        $  (7,162)       $    398
                             --------------- -------------- --------------   ---------------  --------------


*    Off-net lines include lines leased from third parties

**   Excluding depreciation and amortization


                                                                 Knology Broadband
                                                                 Operating Results
                                                             As of the Quarters Ending
                                       ---------------------------------------------------------------------------
                                                                                   Sequential       Same Quarter
                                         Dec 31,       Sept 30,      Dec 31,         Quarter         Prior Year
                                           2000          2001          2001          Change            Change
                                       ------------- ------------- ------------- ---------------- ----------------

Marketable Homes Passed                     368,432       396,891       406,766        2%               10%

Connections
     Video                                   98,800       110,315       114,445        4%               16%
     Telephone
          On-Net                             31,996        50,962        57,501        13%              80%
          Off-Net*                            4,945         3,425         3,072
                                            -------       -------       -------
               Total Telephone               36,941        54,387        60,573        11%              64%
     High Speed Internet                     14,209        26,247        31,034        18%             118%
                                            -------       -------       -------

Total On-net Connections                    145,005       187,524       202,980        8%               40%
Total Connections                           149,950       190,949       206,052        8%               37%
                                       ------------- ------------- ------------- ---------------- ----------------



                                                         Knology Broadband
                                                         Financial Results
                                                              $(000's)
                             -------------------------------------------------------------------------------
                                             Quarter Ended                            Year Ended
                             -------------------------------------------- ----------------------------------
                                 Dec 31,       Sept 30,        Dec 31,         Dec 31,           Dec 31,
                                  2000           2001           2001             2000             2001
                             -------------- -------------- -------------- ----------------- ----------------

Revenue                           $ 16,541       $ 21,218       $ 23,078         $  59,615        $  81,522

Operating Expenses**              $ 20,685       $ 22,313       $ 23,468         $  75,391        $  88,890

Net Loss                          $(28,787)      $(30,855)      $(31,215)        $(104,515)       $(122,892)

EBITDA                            $ (4,144)      $ (1,095)      $   (390)        $ (15,776)       $  (7,368)
                             -------------- -------------- -------------- ----------------- ----------------


*    Off-net lines include lines leased from third parties

**   Excluding depreciation and amortization